Exhibit 99.5

LONG-TERM INCENTIVE AWARDS SUMMARY SCHEDULE

This Long-Term Incentive Awards Summary Schedule (this “Schedule) provides certain information related to Restricted Stock Units you were granted by Comcast Corporation on [_______________, 20__] (the “Date of Grant”).  This Schedule is intended to be, and shall at all times be interpreted as, a part of your Comcast Corporation Restricted Stock Unit Award document.

Restricted Stock Unit Award

Grantee:	[____________________]
Date of Grant:	[_______________, 20__]
Common Stock:	Comcast Corporation Class A Common Stock
Number of Restricted Stock Units Granted:	[____________________]
2010 RSUs	[__________] of the Restricted Stock Units.
2011 RSUs	[__________] of the Restricted Stock Units, plus any 2010 RSUs that fail to vest on or before [_______________, 20__].
2012 RSUs	[__________] of the Restricted Stock Units, plus any 2010 and 2011 RSUs that fail to vest on or before [_______________, 20__].
2013 RSUs	[__________] of the Restricted Stock Units, plus any 2010, 2011 and 2012 RSUs that fail to vest on or before [_______________, 20__].
2014 RSUs	[__________] of the Restricted Stock Units, plus any 2010, 2011, 2012 and 2013 RSUs that fail to vest on or before [_______________, 20__].
Vesting Dates of Restricted Stock Units:
(1)  2010 RSUs.
As to the 2010 RSUs, [_______________, 20__], provided that the Performance Goal is satisfied for 2010;
(2)  2011 RSUs.
As to the 2011 RSUs, [_______________, 20__], provided that the Performance Goal is satisfied for either 2010 or 2011;
(3)  2012 RSUs
As to the 2012 RSUs, [_______________, 20__], provided that the Performance Goal is satisfied for any of 2010, 2011 or 2012;

Long-Term Incentive Awards Summary Schedule
«Name»
«Grant_Date»

(4)  2013 RSUs
As to the 2013 RSUs, [_______________, 20__], provided that the Performance Goal is satisfied for any of 2010, 2011, 2012 or 2013;
(5)  2014 RSUs
As to the 2014 RSUs, [_______________, 20__], provided that the Performance Goal is satisfied for any of 2010, 2011, 2012, 2013 or 2014;

Notwithstanding anything herein to the contrary, to the extent a Vesting Date for any 2014 RSUs has not occurred on or prior to [_______________, 20__], such 2014 RSUs which have not vested and become nonforfeitable shall immediately and automatically, without any action on the part of the Grantee or the Company, be forfeited by the Grantee and deemed canceled.